UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 23, 2004



Commission       Registrant; State of Incorporation;         I.R.S. Employer
File Number       Address; and Telephone Number             Identification No.
-----------     ----------------------------------------    ------------------

333-21011       FIRSTENERGY CORP.                                34-1843785
                (An Ohio Corporation)
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402

1-2578          OHIO EDISON COMPANY                              34-0437786
                (An Ohio Corporation)
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402

1-2323          THE CLEVELAND ELECTRIC ILLUMINATING COMPANY      34-0150020
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402

1-3583          THE TOLEDO EDISON COMPANY                        34-4375005
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402






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Item 9.  Regulation FD Disclosure

           On February 23, 2004, following the completion of the cross-examination in the direct case, FirstEnergy Corp.'s Ohio electric utility operating companies (Companies) filed the rebuttal testimony of President and Chief Executive Officer, Anthony J. Alexander, in the regulatory proceeding for considering FirstEnergy's Application for establishing generation service rates beginning January 1, 2006.

           As described in Mr. Alexander's testimony, after considering primarily the comments and testimony of the Public Utilities Commission of Ohio's Staff witnesses, as well as those provided by some of the intervening parties, the Companies have reconsidered their position and elected to make certain modifications to the Rate Stabilization Plan initially filed on October 21, 2003 (Initial Plan).

           Copies of Mr. Alexander's rebuttal testimony, as well as a "red-lined" version of the Initial Plan, constituting the Revised Rate Stabilization Plan and associated attachments, are included on FirstEnergy's Investor Information Web site, www.firstenergycorp.com/ir under Letters to
                               --------------------------
Investment Community.

           Cross-examination of Mr. Alexander's rebuttal testimony will occur on February 25, 2004. FirstEnergy anticipates a Commission Order in the proceeding in the spring.

         Forward-Looking Statement: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "expect," "believe," "estimate," and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), adverse regulatory or legal decisions and the outcome of governmental investigations, availability and cost of capital, inability of the Davis-Besse Nuclear Power Station to restart (including because of any inability to obtain a favorable final determination from the Nuclear Regulatory Commission), inability to accomplish or realize anticipated benefits of strategic goals, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities markets, further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to that outage, a denial of or material change to the Company's Application related to its Rate Stabilization Plan, and other factors discussed from time to time in FirstEnergy's Securities and Exchange Commission filings, including its annual report on Form 10-K (as amended) for the year ended December 31, 2002, its Form 10-Q for the quarter ended September 30, 2003 and under "Risk Factors" in the Prospectus Supplement dated September 12, 2003 to the Prospectus dated August 29, 2003 (which was part of the Registration Statement-SEC File No. 333-103865) and other similar factors. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information, future events, or otherwise.


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                                    SIGNATURE



             Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



February 24, 2004



                                           FIRSTENERGY CORP.
                                           -----------------
                                              Registrant

                                          OHIO EDISON COMPANY
                                          -------------------
                                              Registrant

                                        THE CLEVELAND ELECTRIC
                                        ----------------------
                                         ILLUMINATING COMPANY
                                         --------------------
                                              Registrant

                                      THE TOLEDO EDISON COMPANY
                                      -------------------------
                                              Registrant




                                       /s/  Harvey L. Wagner
                             ------------------------------------------------
                                            Harvey L. Wagner
                                        Vice President, Controller
                                      and Chief Accounting Officer


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